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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
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Hutchinson Technology Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUTCHINSON TECHNOLOGY INCORPORATED
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350
(320) 587-3797
December 14, 2005
Dear Shareholder:
      You are cordially invited to attend the annual meeting of shareholders to be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota, commencing at 10:00 a.m., central time, on Wednesday, January 25, 2006. The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting.
      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the annual meeting. You may revoke the proxy and vote in person at that time if you so desire.

Sincerely,

Wayne M. Fortun
Chief Executive Officer

VOTING METHOD
Notice of Annual Meeting of Shareholders to be held on January 25, 2006
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION TABLES
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITYHOLDERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
ADDITIONAL INFORMATION
APPENDIX A

VOTING METHOD
      The accompanying proxy statement describes important issues affecting Hutchinson Technology Incorporated. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You also may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:
      1.   BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 24, 2006.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number.

c.	Follow the simple instructions provided.
      2.   BY INTERNET

a.	Go to the web site at http://www.eproxy.com/htch/, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 24, 2006.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number to obtain your records and create an electronic ballot.

c.	Follow the simple instructions provided.

3.	BY MAIL (if you vote by telephone or Internet, please do not mail your proxy card)

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, Minnesota 55164-0873.
      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.
      Your vote is important. Thank you for voting.

HUTCHINSON TECHNOLOGY INCORPORATED

Notice of Annual Meeting of Shareholders
to be held on January 25, 2006

       The annual meeting of shareholders of Hutchinson Technology Incorporated will be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350, commencing at 10:00 a.m., central time, on Wednesday, January 25, 2006 for the following purposes:

1.	To elect a board of directors of eight directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 24, 2006.

3.	To transact other business that may properly be brought before the meeting.
      Our board of directors has fixed December 1, 2005 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
      Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card. The proxy may be revoked by you at any time prior to being exercised, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary
Hutchinson, Minnesota
December 14, 2005

PROXY STATEMENT

GENERAL INFORMATION
      The enclosed proxy is being solicited by our board of directors for use in connection with the annual meeting of shareholders to be held on Wednesday, January 25, 2006 at our principal executive offices located at 40 West Highland Park Drive NE, Hutchinson, Minnesota, at 10:00 a.m., central time, and at any adjournments thereof. Our telephone number is (320) 587-3797. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about December 14, 2005.
Record Date and Quorum
      Only shareholders of record at the close of business on December 1, 2005 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 25,574,671 shares of our common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.
Voting of Proxies
      Proxies in the accompanying form that are properly signed and duly returned to us, or voted by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked, will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to one of our officers of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.
Shareholder Proposals
      We must receive shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2007 that are requested to be included in the proxy statement for that meeting at our principal executive office no later than August 14, 2006. We must receive any other shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2007 at our principal executive office no later than October 27, 2005.
Effect of Abstentions and “Broker Non-Votes”
      If shareholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals and these shareholders are in effect casting a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a certain proposal will not be considered present and entitled to vote on that proposal.
      If a shareholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of an equity compensation plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker chooses to leave these shares unvoted, even on “routine” matters, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.
Required Vote
      Shareholders are entitled to one vote for each share of our common stock held as of the record date. Directors are elected by a plurality of the voting power of the outstanding shares of our common stock present and entitled to vote. The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock present and entitled to vote is required for approval of each other proposal presented in this proxy statement. Shareholders do not have the right to cumulate their votes in the election of directors. Negative votes will not affect the outcome of the election of directors.
      Because brokers may not vote “unvoted” shares on behalf of their customers for “non-routine” matters such as the approval of an equity compensation plan, it is critical that shareholders vote their shares. If you do not vote your shares, you will not have a say in the important issues to be presented at the annual meeting.
Adjournment of Meeting
      If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.
Expenses of Soliciting Proxies
      We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees may solicit proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Composition of our Board of Directors
      Our bylaws provide that our business will be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number will be determined by the shareholders at their annual meeting. Each director will be elected at the annual meeting for a term of one year or until a successor is elected and has qualified. Our board of directors has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by our board of directors will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire board of directors.

Directors and Director Nominees
      All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.
      The following table sets forth certain information regarding each director nominee:

			Director
Name	Age	Position	Since

Jeffrey W. Green	65	Chairman of the Board of Directors and Director	1965
Wayne M. Fortun	56	President, Chief Executive Officer and Director	1983
W. Thomas Brunberg	65	Director	1975
Archibald Cox, Jr.	65	Director	1996
Russell Huffer	56	Director	1999
R. Frederick McCoy, Jr.	48	Director	2002
William T. Monahan	58	Director	2000
Richard B. Solum	61	Director	1999
      Jeffrey W. Green co-founded our company. He has been Chairman of our board of directors since January 1983, and served as our Chief Executive Officer from January 1983 to May 1996.
      Wayne M. Fortun has been with our company since 1975, was elected President and Chief Operating Officer in 1983 and Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He is also a director of G&K Services, Inc. and C.H. Robinson Worldwide, Inc.
      W. Thomas Brunberg is a certified public accountant and has been Chairman of the Minneapolis accounting firm of Brunberg Blatt & Company, Inc. since March 1991. He was Chief Executive Officer and President of Brunberg Blatt and Company from March 1991 through June 2004.
      Archibald Cox, Jr. has been Executive Chairman of AMR Technologies Inc., a manufacturer of rare earth, zirconium and magnetic materials, since September 2005. He has been Chairman of Magnequench, Inc., a manufacturer of magnetic material, since September 2005, and was President and Chief Executive Officer of Magnequench from February 1999 to August 2005.
      Russell Huffer has been Chairman of Apogee Enterprises, Inc., a manufacturer of glass products, services and systems, since June 1999. He has been President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.
      R. Frederick McCoy, Jr. has been President, Cardiac Rhythm Management, of Guidant Corporation, a developer, manufacturer and marketer of innovative medical technologies for the treatment of cardiac and vascular diseases, since May 2000. He served as President, Guidant Asia Pacific Operations, from January 1997 through April 2000.
      William T. Monahan was Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services, from March 1996 to June 2004. He has served as President of Business Forensics, a proprietary consulting firm, since June 2004. He is also a director of Pentair, Inc., The Mosaic Company and Novelis Inc.
      Richard B. Solum has been of counsel to the law firm of Dorsey & Whitney LLP since January 2005. He was a partner at Dorsey & Whitney from July 1998 through December 2004. He was a judge of the Hennepin County District Court from January 1992 through June 1998. He previously served as a director of our company from 1977 until January 1992.
      None of the above nominees is related to each other or to any of our executive officers.
Board of Directors Meetings and Attendance
      Our board of directors held six meetings during fiscal year 2005. During fiscal year 2005, each director attended at least 75% of the meetings of our board of directors and board committees on which he serves.
Committees of our Board of Directors

Audit Committee
      W. Thomas Brunberg, Russell Huffer and Richard B. Solum comprise our audit committee. Our board of directors has determined that all members of our audit committee are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. Our audit committee held nine meetings in fiscal year 2005. Our audit committee’s function is one of oversight and, in that regard, our audit committee meets with our management and internal auditor, and our independent registered public accounting firm, to review and discuss our financial reporting and our controls respecting accounting and risk of material loss. The responsibilities of our audit committee are set forth in the Audit Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations; the current version was adopted by our board of directors on May 25, 2005 and is available on our website at www.htch.com and attached as Appendix A to this proxy statement.
      Our audit committee received information from management and pre-approved all non-audit services provided by our independent registered public accounting firm, and has considered, prior to engagement, whether the provision of those services is compatible with maintaining the independent registered public accounting firm’s independence. Our board of directors has determined that Mr. Brunberg is an “audit committee financial expert” as defined by Securities and Exchange Commission regulations.

Compensation Committee
      Archibald Cox, Jr., R. Frederick McCoy, Jr. and William T. Monahan comprise our compensation committee. All members of our compensation committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our compensation committee held five meetings in fiscal year 2005. Our compensation committee discharges our board of directors’ responsibilities with respect to all forms of compensation of our executive officers and oversight of our compensation plans. The responsibilities of our compensation committee are set forth in the Compensation Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Governance and Nominating Committee
      Russell Huffer, William T. Monahan and Richard B. Solum comprise our governance and nominating committee. All members of the governance and nominating committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our governance and nominating committee held three meetings in fiscal year 2005. Our governance and nominating committee assists our board of directors in developing and implementing our Principles of Corporate Governance, identifying candidates for director positions, determining the composition of our board of directors and our board committees, and maintaining a high standard of governance, care and due diligence in carrying out its responsibilities. The responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Competitive Excellence Committee
      Jeffrey W. Green, Russell Huffer and R. Frederick McCoy, Jr. comprise our competitive excellence committee. Our competitive excellence committee held three meetings in fiscal year 2005. Our competitive excellence committee evaluates management’s identification of areas that afford the opportunity for competitive advantage, management’s effectiveness in improving the identified areas, and our standing in these areas, and in total, our standing relative to our competitors. The responsibilities of our competitive excellence committee are set forth in the Competitive Excellence Committee Charter, which is available on our website at www.htch.com.
Principles of Corporate Governance
      Our board of directors has adopted Principles of Corporate Governance to assist in the performance of its responsibilities. These principles are available on our website at www.htch.com.
Director Qualifications
      Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our shareholders. The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board of directors potential new members, or the continued service of existing members, in addition to other factors it deems appropriate based on the current needs and desires of our board of directors:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial experience;

•	whether the member/potential member is subject to a disqualifying factor, such as, relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member/potential member assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a member;

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service;

•	experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; and

•	whether the member/potential member has a general appreciation regarding major issues facing public companies of a size and scope similar to us.
Director Nomination Process
      Our governance and nominating committee selects nominees for directors pursuant to the following process:

•	the identification of director candidates by our governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of a director search firm;

•	a review of the candidates’ qualifications by our governance and nominating committee to determine which candidates best meet our board of directors’ required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the entire governance and nominating committee;

•	a report to our board of directors by our governance and nominating committee on the selection process; and

•	formal nomination by our governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by our board of directors to fill a vacancy during the intervals between shareholder meetings.
Our governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to our board of directors and the director’s attendance and contributions at board of directors and board committee meetings, prior to recommending a director for reelection to another term.
      Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Governance and Nominating Committee, c/o Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

Director Compensation
      2005 Annual Retainers and Meeting Fees. Each of our non-employee directors elected to receive, in lieu of a cash retainer fee, 944 shares of restricted common stock, issued pursuant to our Amended and Restated 1996 Incentive Plan, known as the Incentive Plan. Each non-employee director also received a fee of $1,250 for each board of directors meeting attended in person or by conference call, and $1,250 for each board committee meeting attended by the director. W. Thomas Brunberg received a fee of $8,000 for serving as chair of the audit committee. Archibald Cox, Jr. elected to receive, in lieu of a cash fee for serving as chair of the compensation committee, 154 shares of restricted common stock, issued pursuant to our Incentive Plan. Richard B. Solum elected to receive, in lieu of a cash fee for serving as chair of the governance and nominating committee, 154 shares of restricted common stock, issued pursuant to our Incentive Plan. W. Thomas Brunberg received a fee of $4,000 for serving as a member of the audit committee and Russell Huffer and Richard B. Solum each elected to receive, in lieu of a cash fee for serving as members of the audit committee, 154 shares of restricted common stock, issued pursuant to our Incentive Plan.
      2005 Option Grants. On January 26, 2005, each non-employee director elected to our board of directors on that date received an option pursuant to our Incentive Plan to purchase 3,000 shares of common stock at an exercise price of $34.06 per share, which was equal to the fair market value per share of the common stock at the time the option was granted. The options granted to non-employee directors in 2005 are not exercisable for one year after the date of grant.
      Directors’ Retirement Plan. Non-employee directors are entitled to receive retirement benefits under our Directors’ Retirement Plan. Under the retirement plan, following cessation of service as a director (a) after at least five years of service on our board of directors, (b) upon reaching age 65, or (c) regardless of the length of service on our board of directors, as a result of a non-employee director’s death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time the individual ceases to serve on our board of directors. The benefit is payable no less frequently than annually for a period equal to one-half of the period the non-employee director served on our board of directors up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the retirement plan.
Director Independence
      Our board of directors has determined that all of its members except Jeffrey W. Green and Wayne M. Fortun are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.
Attendance at Annual Meeting
      Our board of directors encourages each of its members to attend all annual meetings of shareholders that occur during a member’s service on our board of directors. All the members of our board of directors attended our 2005 annual meeting of shareholders.
Compensation Committee Interlocks and Insider Participation
      No member of the compensation committee has ever been an officer or employee of our company or of any of our subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

Communication with our Board of Directors
      You may contact our board of directors by mail addressed to the attention of our board of directors or a specific director identified by name or title, Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. All communications will be submitted to our board of directors or the specified board member on a periodic basis.
Required Vote
      Election to our board of directors of each of the eight nominees named below requires a plurality of the voting power of the outstanding shares of our common stock present and entitled to vote on the election of directors.
      Our board of directors recommends that the shareholders vote for the election of each of the eight nominees listed above to constitute our board of directors.
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, known collectively as Deloitte & Touche, have been our independent registered public accounting firm since June 13, 2002. Our audit committee has selected Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending September 24, 2006, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending September 24, 2006.
      A representative of Deloitte & Touche will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.
Fees
      The following table presents the aggregate fees billed for professional services by Deloitte & Touche in fiscal years 2005 and 2004 for these various services:

	Fiscal Year	Fiscal Year
Description of Fees	2005 Amount	2004 Amount

Audit Fees	$585,849	$323,633
Audit-Related Fees	16,268	60,973

Total Audit and Audit-Related Fees	602,117	384,606
Tax Fees:
Tax Compliance Fees	223,069	165,654
Tax Consultation and Advice Fees	185,870	167,547

Total Tax Fees	408,939	333,201
All Other Fees	—	—

Total	$1,011,056	$717,807

Audit Fees
      The audit fees set forth above consist of fees billed by Deloitte & Touche for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the fiscal year year-end audit, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements for the fiscal year. The audit fees for fiscal year 2005 include fees billed by Deloitte & Touche for the audit of internal control over financial reporting as of September 25, 2005.

Audit-Related Fees
      The audit-related fees set forth above consist of fees billed by Deloitte & Touche primarily for advising us on certain best practices regarding internal control procedures.

Tax Fees
      The tax fees set forth above consist of fees billed by Deloitte & Touche for tax compliance, consisting of preparation of tax returns, and tax consultation and tax advice, consisting primarily of international tax planning.

All Other Fees
      We were not billed any amounts by Deloitte & Touche for other products and services during fiscal years 2004 or 2005.
Approval of Independent Registered Public Accounting Firm Services and Fees
      The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. In fiscal years 2004 and 2005, all of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.
      Our board of directors recommends that the shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 24, 2006.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
      The following table sets forth, as of December 1, 2005, the ownership of common stock by each shareholder who we know to own beneficially more than 5% of the outstanding common stock, each director, each executive officer named in the Summary Compensation Table, and all executive officers and directors as a group. At December 1, 2005, there were 25,574,671 shares of common stock issued and outstanding, each of which is entitled to one vote.

	Amount and Nature of		Percentage of
Name of Beneficial Owner or Identity of Group	Beneficial Ownership (1)		Outstanding Shares

Directors and executive officers:
Jeffrey W. Green	139,896	(2)	*
Wayne M. Fortun	854,253	(3)	3.3%
W. Thomas Brunberg	25,750	(4)	*
Archibald Cox, Jr.	53,914	(5)	*
Russell Huffer	14,914	(6)	*
R. Frederick McCoy, Jr.	20,868	(7)	*
William T. Monahan	24,533	(8)	*
Richard B. Solum	14,841	(9)	*
Beatrice A. Graczyk	159,839	(10)	*
John A. Ingleman	216,727	(11)	*
Richard J. Penn	127,602	(12)	*
R. Scott Schaefer	172,760	(13)	*
Executive officers and directors as a group (16 persons)	2,096,395	(14)	7.8%

Other beneficial owners:
Wellington Management Company, LLP	3,465,938	(15)	13.6%
75 State Street Boston, Massachusetts 02109

OppenheimerFunds, Inc.	3,382,500	(16)	13.2%
Two World Financial Center 225 Liberty Street New York, NY 10281

First Pacific Advisors, Inc.	2,200,700	(17)	8.6%
11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064

Pequot Capital Management, Inc.	1,602,300	(18)	6.3%
500 Nyala Farm Road Westport, Connecticut 06880

Goldman Sachs Asset Management, L.P.	1,600,251	(19)	6.3%
32 Old Slip New York, New York 10005

Granahan Investment Management, Inc.	1,290,030	(20)	5.0%
275 Wyman Street, Suite 270 Waltham, Massachusetts 02154

Barclays Global Investors, NA	1,287,209	(21)	5.0%
Barclays Global Fund Advisors
45 Fremont Street San Francisco, California 94105

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares. Excludes fractional shares held by any listed beneficial owner.

(2)	Of these shares, Mr. Green holds 660 in joint tenancy with his wife.

(3)	Of these shares, Mr. Fortun holds 177,038 in joint tenancy with his wife. Includes 579,670 shares covered by currently exercisable options granted to Mr. Fortun.

(4)	Of these shares, 1,150 are held in trusts and 1,050 are held in an IRA for Mr. Brunberg. Includes 15,000 shares covered by currently exercisable options granted to Mr. Brunberg and 3,000 shares covered by options that are exercisable within 60 days hereof.

(5)	Includes 15,000 shares covered by currently exercisable options granted to Mr. Cox and 3,000 shares covered by options that are exercisable within 60 days hereof.

(6)	Includes 6,000 shares covered by currently exercisable options granted to Mr. Huffer and 3,000 shares covered by options that are exercisable within 60 days hereof.

(7)	Includes 12,000 shares covered by currently exercisable options granted to Mr. McCoy and 3,000 shares covered by options that are exercisable within 60 days hereof.

(8)	Includes 15,000 shares covered by currently exercisable options granted to Mr. Monahan and 3,000 shares covered by options that are exercisable within 60 days hereof.

(9)	Includes 6,000 shares covered by currently exercisable options granted to Mr. Solum and 3,000 shares covered by options that are exercisable within 60 days hereof.

(10)	Includes 105,620 shares covered by currently exercisable options granted to Ms. Graczyk.

(11)	Of these shares, Mr. Ingleman holds 71,700 in joint tenancy with his wife. Includes 142,310 shares covered by currently exercisable options granted to Mr. Ingleman.

(12)	Includes 106,300 shares covered by currently exercisable options granted to Mr. Penn.

(13)	Includes 141,260 shares covered by currently exercisable options granted to Mr. Schaefer.

(14)	Includes 1,374,240 shares covered by currently exercisable options and 18,000 shares covered by options that are exercisable within 60 days hereof, granted to our executive officers and directors.

(15)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2005, and reflects beneficial ownership as of February 14, 2005. Wellington Management Company has shared voting power with respect to 2,349,738 shares and shared investment power with respect to all shares.

(16)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by OppenheimerFunds, Inc. on December 6, 2005, and reflects beneficial ownership as of November 30, 2005. OppenheimerFunds has shared voting power and shared investment power with respect to all shares.

(17)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by First Pacific Advisors, Inc. on February 11, 2005, and reflects beneficial ownership as of February 9, 2005. First Pacific has shared voting power with respect to 795,200 shares and shared investment power with respect to all shares indicated.

(18)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Pequot Capital Management, Inc. on February 14, 2005, and reflects beneficial ownership as of December 31, 2004. Pequot Capital Management has sole voting power and sole investment power with respect to all shares.

(19)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Goldman Sachs Asset Management, L.P. on August 16, 2005, and reflects beneficial ownership as of August 16, 2005. Goldman Sachs Asset Management has sole voting power and sole investment power with respect to all shares.

(20)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Granahan Investment Management, Inc. on April 21, 2005, and reflects beneficial ownership as of April 21, 2005. Granahan Investment Management has shared voting power with respect to 1,006,930 shares and sole investment power with respect to all shares.

(21)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a joint Schedule 13G filed on February 14, 2005 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank and Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited, and HYMF Limited, and reflects beneficial ownership as of February 14, 2005. Barclays Global Investors, NA has sole voting power with respect to 474,575 shares and sole investment power with respect to 605,429 shares. Barclays Global Fund Advisors has sole voting power with respect to 681,102 shares and sole investment power with respect to 681,780 shares. All shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

SUMMARY COMPENSATION TABLE
      The following table shows, for our Chief Executive Officer and each of our four other most highly compensated executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended September 25, 2005, as well as compensation earned by each person for the two previous fiscal years:

					Long-Term
		Annual Compensation			Compensation

				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	Options (#)	($) (2)

Wayne M. Fortun	2005	624,917	824,024	6,582	40,000	12,600
President and Chief	2004	586,570	517,500	5,461	40,000	12,300
Executive Officer	2003	550,014	687,518	5,719	50,000	12,000
Beatrice A. Graczyk	2005	278,055	190,447	10,381	12,750	12,466
Vice President of	2004	275,628	124,650	9,903	12,800	12,300
Business Development	2003	267,448	168,129	8,704	16,000	12,240
John A. Ingleman	2005	288,090	198,385	14,017	12,750	12,600
Vice President and Chief	2004	278,089	126,000	14,854	12,800	12,300
Financial Officer	2003	260,598	165,009	12,143	16,000	12,421
Richard J. Penn	2005	319,232	223,438	13,053	12,750	12,600
Senior Vice President and	2004	290,506	132,750	9,777	12,800	12,300
President of Disk Drive	2003	267,433	168,129	11,082	16,000	12,184
Components Division
R. Scott Schaefer	2005	302,127	209,695	10,426	12,750	12,600
Vice President and	2004	287,812	130,500	7,939	12,800	12,300
Chief Technical Officer	2003	271,618	170,625	6,576	16,000	12,000

(1)	Amounts represent all executive officer perquisites, which include an automobile allowance, financial planning assistance and an allowance for an annual executive physical.

(2)	Amounts represent matching cash contributions under our 401(k) Plan.

OPTION TABLES
      The following tables summarize stock option grants to and exercises by the named executive officers during the fiscal year ended September 25, 2005, and certain other information relative to these options:
Option Grants in Last Fiscal Year

					Potential Realizable
Individual Grants					Value at Assumed
					Annual Rates
	Securities	Percent of			of Stock Price
	Underlying	Total Options			Appreciation for
	Options	Granted to	Exercise or		Option Term ($) (3)
	Granted	Employees in	Base Price
Name	(#) (1)	Fiscal Year	($/shr) (2)	Expiration Date	5%	10%

Wayne M. Fortun	40,000	13.33	32.77	December 1, 2014	824,400	2,089,200
Beatrice A. Graczyk	12,750	4.25	32.77	December 1, 2014	262,778	665,933
John A. Ingleman	12,750	4.25	32.77	December 1, 2014	262,778	665,933
Richard J. Penn	12,750	4.25	32.77	December 1, 2014	262,778	665,933
R. Scott Schaefer	12,750	4.25	32.77	December 1, 2014	262,778	665,933

(1)	All options are granted under the Incentive Plan. Of the total number of options granted to each named executive officer, 3,051 are intended to be “incentive stock options” as that term is defined in Section 422 of the Internal Revenue Code of 1986 and the remainder are non-statutory stock options. These options generally are not exercisable for one year after the date of grant. These options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in our board of directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or our liquidation or dissolution), or (c) cancellation of the options by our compensation committee, which administers the Incentive Plan, in the event of our proposed dissolution or liquidation or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by our compensation committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of common stock.

(2)	The exercise price of these options is not less than the fair market value (as defined in the Incentive Plan) of a share of common stock at the time of grant.

(3)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of our common stock price.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options at
	Shares		Year-End (#)		Fiscal Year-End (#) (2)
	Acquired on	Value Realized
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne M. Fortun	215,330	4,028,231	539,670	40,000	3,249,821	—
Beatrice A. Graczyk	42,770	732,827	92,870	12,750	290,923	—
John A. Ingleman	18,300	352,844	129,560	12,750	584,039	—
Richard J. Penn	101,960	1,182,571	93,550	12,750	334,436	—
R. Scott Schaefer	9,000	117,419	128,510	12,750	582,647	—

(1)	Market value of underlying securities on date of exercise minus the exercise price.

(2)	Market value of underlying securities at fiscal year-end minus the exercise price.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of September 25, 2005 for compensation plans under which securities may be issued:

		Weighted-Average	Number of Securities
	Number of Securities to be Issued	Exercise Price of	Remaining Available for
	Upon Exercise of Outstanding	Outstanding Options,	Future Issuance Under
Plan Category	Options, Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity Compensation Plans Approved by Securityholders	2,373,141	$25.52	1,553,870	(1)
Equity Compensation Plans Not Approved by Securityholders	—	—	6,448	(2)
Total	2,373,141	$25.52	1,560,318	(1)(2)

(1)	Includes securities available for future issuance under the Incentive Plan other than upon the exercise of an outstanding option or warrant.

(2)	Includes securities available for future issuance under our Second Amended and Restated Patent and Trade Secret Recognition Plan.
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITYHOLDERS
      Our Second Amended and Restated Patent and Trade Secret Recognition Plan, known as the Recognition Plan, was adopted in its current form by our board of directors on March 29, 2002. The Recognition Plan in its current form replaced an amended recognition plan originally adopted by our board of directors on November 19, 1992. The purpose of the Recognition Plan is to recognize and reward employees for their efforts in creating and developing new technologies by providing for the possibility of awards, including grants of common stock, to these employees for their efforts. The Recognition Plan authorizes the issuance of an aggregate of 30,000 shares in award grants. The award of grants of common stock under the Recognition Plan is at the sole discretion of the compensation committee upon the recommendation of our

Technology Review Board. As of September 25, 2005, 6,448 shares of common stock were available for awards under the Recognition Plan.
PERFORMANCE GRAPH
      Set forth below is a graph comparing, for a period of five fiscal years ended September 25, 2005, the yearly cumulative total shareholder return on our common stock with the yearly cumulative total shareholder return of the S&P 500 Index and the AMEX Disk Drive Index. The comparison of total shareholder returns assumes that $100 was invested on September 25, 2000 in each of our company, the S&P 500 Index and the AMEX Disk Drive Index, and that dividends were reinvested when and as paid.
HTI’s Fiscal Year Ending

	2000	2001	2002	2003	2004	2005

Hutchinson Technology	$100.00	$75.54	$70.19	$139.12	$110.98	$112.42

AMEX Disk Drive Index (^DDX)	100.00	49.01	39.65	99.58	80.43	90.15

S&P 500 Index	100.00	71.85	57.11	68.81	76.63	83.89

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. None of our officers or directors failed to file on a timely basis any required report.

AUDIT COMMITTEE REPORT
      The role of our committee, which is composed of three independent non-employee directors, is one of oversight of our company’s management and independent registered public accounting firm in regard to our company’s financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.
      We have (a) reviewed and discussed with management and our company’s independent registered public accounting firm our company’s audited financial statements for the fiscal year ended September 25, 2005, management’s assessment of the effectiveness of our company’s internal control over financial reporting and our company’s independent registered public accounting firm’s evaluation of our company’s internal control over financial reporting; (b) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (c) received the written disclosures and the letter from our company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with our company’s independent registered public accounting firm their independence.
      Based on the review and discussions with management and our company’s independent registered public accounting firm referred to above, we recommended to our company’s board of directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

W. Thomas Brunberg, Chair
Russell Huffer
Richard B. Solum
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview
      Our committee, which is composed of three independent, non-employee directors, discharges our board of directors’ responsibilities with respect to all forms of compensation of our company’s outside directors and executive officers, including benefits provided solely to outside directors and/or executive officers, and oversight of our company’s compensation plans. Our committee operates under a written charter, which is available on our website at www.htch.com. We report on our actions and recommendations to the full board of directors at board of directors meetings. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors we considered in making decisions about executive compensation during fiscal year 2005.
Compensation Philosophy
      Our intent was to:

•	make our company’s executive officers’ compensation packages sufficient to attract and retain persons of exceptional quality, and

•	provide effective incentives to motivate and reward our company’s executive officers for achieving the financial and strategic goals essential to our company’s long-term success and growth in shareholder value.
      Our company’s executive compensation package consisted of three main components: (a) base salary; (b) annual cash bonus; and (c) stock options. We considered all elements of compensation and our company’s compensation philosophy when determining each executive officer’s compensation.

Stock Ownership Guidelines
      During fiscal year 2005, we adopted stock ownership guidelines that call for our Chief Executive Officer to own shares of our common stock with a value equal to approximately five times his annual base salary and that call for each of our other executive officers to own shares of our common stock with a value equal to approximately two times the executive officer’s base salary. If necessary, executive officers are expected to retain a meaningful portion of their gains from stock option exercises to build their stock ownership.
Base Salary
      We recommend base salaries for our executive officers to the company’s board of directors for final approval. All salary decisions concerning executive officers were effective in the first quarter of our fiscal year.

Chairman
      With respect to the Chairman, we determined a base salary recommendation after considering the Chairman’s expected job responsibilities during the fiscal year and the time required to meet these duties.

Other Executive Officers Including the Chief Executive Officer
      In determining the other executive officers’ base salaries, our goal is to maintain a competitive level of executive compensation and retain superior personnel. To that end, we reviewed the compensation levels of personnel with similar responsibilities at other companies in high technology industries, as described in the then current Radford Executive Compensation Survey, a survey for manufacturers in high technology industries, and in manufacturing generally, as described in the then current Watson Wyatt Report on Top Management Compensation, a survey for manufacturers generally. We also considered the individual performance of each executive officer.
      Using these surveys, the base salary range for each executive officer position was targeted to be in line with the industry standards for similar positions. Each executive officer’s base pay was then determined relative to the range established by the surveys for the position, based on individual performance, experience and job responsibility. The individual performance and achievements of each executive officer in the prior fiscal year were given significant weight in our annual review of base salaries. Individual performance was assessed by an annual written performance appraisal that evaluated each executive officer’s performance in areas such as leadership, vision setting, motivation and development of employees, global economic marketing and business know-how. The Chief Executive Officer’s performance appraisal was prepared by the Chair of our committee following discussion among all committee members of written input provided by members of our company’s board of directors and each executive that reports directly to the Chief Executive Officer. The Chief Executive Officer provided us performance appraisals and base salary recommendations for all other executive officers following interviews by the Chief Executive Officer with each executive officer’s peers and subordinates. In addition, the Chief Executive Officer assessed each executive officer’s individual performance by reviewing their quarterly achievement of specific “results objectives” developed by turning corporate financial and strategic goals into specific personal objectives.

Annual Incentive Compensation
      During fiscal year 2005, we had in effect (a) the company’s Fiscal Year 2005 Management Bonus Plan, known as the Management Bonus Plan, for the management and executive officers of our company’s Disk Drive Division, and (b) the company’s Fiscal Year 2005 BioMeasurement Division Bonus Plan, known as the BioMeasurement Bonus Plan, for management and the executive officer of our company’s BioMeasurement Division. These bonus plans were designed to assure that our executive officers had a significant percentage of their potential total cash compensation linked to key performance objectives. Eight of our nine executive officers were eligible to participate in the Management Bonus Plan, and one of our nine executive officers was eligible to participate in the BioMeasurement Bonus Plan.
      The Management Bonus Plan was designed (a) to create an incentive for our executive officers and management employees of our Disk Drive Division to achieve goals that our board of directors believes align with the interests of our long-term shareholders, and (b) to maintain our market competitiveness for these executive officers’ and managers’ total compensation. Under the Management Bonus Plan, individual bonus targets, expressed as a percentage of base salary, were approved for all participating executive officers by our board of directors upon the recommendation of the compensation committee. Fifty percent of the bonus target was dependent on management achieving an annual corporate financial objective, which was set giving consideration to long-term financial performance to ensure that the company is growing earnings over time. For fiscal year 2005, the measure for the corporate financial objective was earnings before taxes. The Management Bonus Plan provided that the actual award amount relating to earnings before taxes was to be prorated based on the extent to which actual earnings before taxes for the fiscal year were above or below the pre-established objective for earnings before taxes. The remainder of the bonus target was dependent on management achieving certain milestones relating to strategic initiatives in the areas of customer program achievement, long-term growth and innovation, quality and service, and systems investment to support future manufacturing. The Management Bonus Plan was designed such that the amount paid to any participant could not exceed 200% of the participant’s bonus target.
      The BioMeasurement Bonus Plan was designed (a) to create an incentive for our executive officer and other management employees of our BioMeasurement Division to achieve goals that our board of directors believes align with the interests of our long-term shareholders, and (b) to maintain our market competitiveness for this executive officer’s and these managers’ total compensation. Under the BioMeasurement Bonus Plan, individual bonus targets, expressed as a percentage of base salary, were approved for the participating executive officer by our board of directors upon the recommendation of the compensation committee. Eighty percent of the bonus target was dependent on the management of our company’s BioMeasurement Division achieving certain milestones relating to strategic initiatives in the areas of clinical studies and product development during the fiscal year. The remainder of the bonus target was dependent on the management of our company’s BioMeasurement Division achieving a financial objective. For fiscal year 2005, the measure for the BioMeasurement Division’s financial objective was operating income (loss). The BioMeasurement Bonus Plan provided that the actual award amount relating to the financial objective was to be pro rated based on the extent to which the actual result for the fiscal year was above or below the pre-established objective for operating income (loss) for the BioMeasurement Division. The BioMeasurement Bonus Plan was designed such that the amount paid to any participant could not exceed 200% of the participant’s bonus target.
      We set the percentage of base salary on which the Chief Executive Officer’s bonus target was based after reviewing incentive compensation information, as well as total annual cash compensation information, for individuals in a similar position, as presented in the executive compensation surveys used to set base salary. We set the Chairman’s base salary percentage after assessing the expected job responsibilities of the Chairman in fiscal year 2005. We set the base salary percentages for the other executive officers after comparing each officer’s job responsibilities to those of comparable jobs, and the bonuses associated with the comparable jobs, as presented in the two surveys.
      After determining preliminary bonus amounts for our executive officers, both the Management Bonus Plan and the BioMeasurement Bonus Plan permitted the compensation committee, in its sole discretion, to increase or decrease actual bonus compensation amounts awarded to any participant. The bonus plan designs allowed us to exercise our discretion based on our assessment of overall company performance, as well as individual performance. To assist us in determining whether to make any adjustments, the Chief Executive Officer reviewed the individual performance of the participants in each plan, other than himself and the Chairman, for fiscal year 2005, based on the written performance appraisals and “results objectives” described above, and summarized these reviews for us. Based on the reviews of individual performance, we determined not to adjust any of the awards to executive officers that otherwise would have been payable under the Management Bonus Plan or the BioMeasurement Bonus Plan. Bonuses earned under both plans were paid in cash in the first quarter of fiscal year 2006.
Stock Options
      Our stock option program is intended to provide a long-term incentive for executive officers and other key employees. We administer the long-term incentive plan, which authorizes us to grant options to purchase common stock to any full-time employee, including all executive officers, and to other individuals who are not employees but who provide services as advisors or consultants. Options are issued pursuant to our Incentive Plan. Generally, options are granted annually to purchase shares of common stock over a ten-year period at an exercise price equal to the fair market value per share of our common stock at the time the options are granted. Options granted during fiscal year 2005 generally were not exercisable for one year after the date of grant.
      We believe that option grants align our executives’ interests with our shareholders’ interests by creating a direct link between compensation and shareholder return, give our executives a significant long-term interest in our success and help in the retention of key executives and other employees. The option grants provide value only if our stock price increases, which benefits all shareholders.
      We determined the number of options awarded to the Chief Executive Officer giving consideration to the percentage of total shares granted to all employees for the fiscal year. The intent was to spread the pool of available options to as many employees as practical, but to weight the distribution toward the top performers and individuals with the greatest responsibilities. Option grants to the Chief Executive Officer were made on the same terms as all other options granted by us to our company’s other employees. We considered whether options would be awarded to the Chairman giving consideration to the number of shares of common stock then held by the Chairman. Based on the number of shares of common stock held by the Chairman, no options were granted to the Chairman during fiscal year 2005.
      The number of options awarded to the other executive officers was proposed by the Chief Executive Officer after comparing each officer’s job responsibilities to those of comparable jobs, and the dollar amount and number of options granted to executive officers with comparable jobs, as presented in the executive compensation surveys used to set base salary and annual incentive compensation. We reviewed the recommendations of the Chief Executive Officer and approved the final list of option recipients and the amounts of the awards.

Executive Perquisites
      In addition to those benefits generally available to all our salaried employees, our executive officers are eligible for an automobile allowance, financial planning assistance and an allowance for an annual executive physical.
Payments Upon Termination or Change of Control
      Our company does not have a severance or change of control agreement with any executive officer. If an executive officer’s employment is terminated, other than as a result of death or disability, the Incentive Plan provides that the executive officer may exercise any vested stock options for three months after termination of employment, or for three years after termination of employment if the executive officer was employed by our company for at least ten years and the executive officer has reached age 55. In the event of a change of control of our company, the Incentive Plan provides that each outstanding option granted under the Incentive Plan vests immediately and can be exercised in full, and certain payments may be made to each option holder that generally equal the amount that the option holder would have received if the option holder had exercised the options immediately prior to the change of control.
Compliance with Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code of 1986 generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to “performance-based compensation,” and the stock options granted to our executive officers in fiscal year 2005 pursuant to the Incentive Plan have been structured to qualify as performance-based compensation for these purposes. We believe, however, that cash bonuses payable under the Management Bonus Plan and the BioMeasurement Bonus Plan would not qualify as performance-based compensation for Section 162(m) purposes, and that the excess of combined base salary and bonus amounts above $1 million paid to any of the covered executive officers would not be deductible under current Federal income tax laws. We believe, in order to retain the flexibility to compensate our executive officers in a competitive environment in accordance with the principles discussed above, that it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. We will, however, continue to consider future opportunities for compliance with Section 162(m) that we believe are in our company’s best interests, as well as the best interests of our company’s shareholders. We also believe that the amount of any loss of a tax deduction under Section 162(m) will be insignificant to our company’s overall tax position.
Conclusion
      We are satisfied that the compensation provided to our executive officers was structured and operated to foster a performance-oriented culture and create strong alignment between the long-term best interests of our company’s shareholders, and that compensation levels were reasonable in light of performance and industry practices.

Compensation Committee:

Archibald Cox, Jr., Chair
R. Frederick McCoy, Jr.
William T. Monahan

ADDITIONAL INFORMATION
      Our 2005 Annual Report and our Annual Report on Form 10-K for fiscal year 2005, including financial statements, are being mailed with this proxy statement.
      As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.
      Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission for the fiscal year ended September 25, 2005, may do so without charge by writing to John A. Ingleman, Vice President and Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary
Dated: December 14, 2005

APPENDIX A
HUTCHINSON TECHNOLOGY INCORPORATED
AUDIT COMMITTEE CHARTER
Approved: May 25, 2005
Preamble
      There shall be an Audit Committee of the Board of Directors (the “Board”) of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”). The Committee’s purpose shall be one of oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.
Organization and Composition
      The Committee shall consist of at least three directors appointed by the Company’s Board. Each director appointed to the Committee shall:

a) be qualified as an “independent director” within the meaning of Rule 4200 of the NASD Manual, meet the criteria for independence set forth under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder (the “Exchange Act”), not have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years and have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment;

b) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

c) be “independent” as defined by other applicable laws, regulations and listing requirements.
      At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director’s financial sophistication. The Committee shall endeavor to have at all times on the Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”), which member shall be deemed to have satisfied the financial sophistication criteria set forth in the immediately preceding sentence.
      Each Committee member shall be appointed by the Board. Committee members may be removed or replaced by the Board from time to time in its discretion. A Committee chair shall be elected by the Committee and the Committee shall report to the full Board on activities and decisions of the Committee.
      The Committee’s key supporting staff includes the Company’s chief financial officer, corporate controller and internal audit manager. The Committee may ask other members of management to attend meetings and provide pertinent information.
The Company’s Financial Reporting and Related Responsibilities
      The Board of the Company recognizes that the preparation and reporting of the Company’s financial statements and other financial information is the responsibility of the Company’s management. It also recognizes that the auditing and rendering an opinion on, and the conducting independent limited reviews of, the Company’s periodic financial statements and other financial information, and the auditing activities incident thereto, are the responsibility of the Company’s outside auditors.

      Since the Company’s management and its outside auditors, in the exercise of their responsibilities, acquire greater and more detailed information about the Company and its financial affairs than, and have other expertise beyond that of, the Committee members, the Committee’s function is one of oversight. The Committee is not responsible for any assurances, verifications or expert opinion respecting either the Company’s financial statements and other financial information, or the work of the Company’s outside auditors (including such auditors’ annual audit or limited reviews of the Company’s financial statements or other financial information).
      The Board of the Company also recognizes that the Company’s outside auditors are ultimately accountable to the Board and the Committee, which has the authority and responsibility to select, evaluate and where appropriate replace the outside auditors, and, if applicable, to nominate the outside auditors for shareholder approval, or to submit the Committee’s selection of the outside auditors for ratification by the shareholders, in any proxy statement.
      The Company will provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to any outside auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Committee Functions
      In carrying out its oversight function, the Committee:

a) is directly responsible for the appointment, compensation, retention, evaluation, termination and oversight of the work of any outside auditors engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such outside auditor must report directly to the Committee;

b) shall review and reassess annually the adequacy of the Audit Committee Charter;

c) shall require that the Company’s outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1 (“ISBS No. 1”), and actively discuss with the outside auditors their independence, and any disclosed relationships or services which may impact their objectivity or independence;

d) shall establish guidelines for the Company’s hiring of employees of the independent auditors who were engaged on the Company’s account;

e) shall review the terms of proposed engagements of the outside auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements;

f) shall approve the retention of the independent auditors (including the terms of such retention) for any non-auditor services or internal control-related services;

g) shall consider whether the provision of services by the outside auditors (other than those services rendered in respect of the audit or review of the Company’s annual or quarterly financial statements) is compatible with maintaining the outside auditor’s independence, prior to engagement for such services;

h) shall take, or recommend that the full Board take, appropriate action to oversee independence of the outside auditors, and shall have the authority to remove and replace, and, where applicable, to nominate the outside auditors for shareholder approval, or to submit the Committee’s selection of the outside auditors for ratification by the shareholders;

i) shall evaluate the performance of the independent auditors and, together with the Board, consider whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis;

j) shall obtain and review a report from the independent auditor at least annually regarding:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor; and

•	any steps taken to deal with any such issues;

k) shall assure regular rotation, as may be specified by applicable laws, regulations and listing requirements, of the lead audit partner and the reviewing audit partner of the Company’s independent auditor;

l) shall prepare and sign annually a Committee Report, based upon the review and discussions of the Company’s audited financial statements that are to be included in the Company’s Form 10-K with the outside auditors and management, as to whether the Committee recommends to the Board that such audited financial statements be included in the Company’s Form 10-K for filing with the SEC. The Committee, in connection with such a Report, shall:

•	review and discuss the audited financial statements with management and the outside auditors;

•	review and discuss with the outside auditors the items required by Statement on Auditing Standards No. 61; and

•	receive the written disclosures and letter from the outside auditors as required by ISBS No. 1;

m) shall review and discuss representations from the independent auditor regarding:

•	critical accounting policies and practices to be used;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

n) shall, in connection with the Company’s interim financial reporting, be available to meet and confer with management and/or the Company’s outside auditors in respect to any report required to be made by such outside auditors to the audit committee in accordance with Statement on Auditing Standards No. 71 or in accordance with the terms of such outside auditors’ engagement;

o) shall review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet arrangements (if any) on the Company’s financial statements;

p) shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

q) shall receive information from the Company’s management about, and discuss with management and the outside auditors, any significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

r) shall review and discuss with management and the outside auditor management’s report on internal controls and the outside auditor’s attestation of management’s report on internal controls;

s) shall from time to time assure its ability to meet with the Company’s outside auditors and internal auditor outside the presence of other management personnel of the Company;

t) is entitled to rely on information, opinions, reports or statements prepared or presented by one or more officers of the Company whom the Committee reasonably believes to be reliable and competent in the matters presented, or by the Company’s outside auditors or other experts as to matters the Committee reasonably believes are within such auditor’s or other expert’s professional or expert competence;

u) shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;

v) is entitled to rely on information provided by the Company’s management and the outside auditors with respect to the nature of services provided by the outside auditor and the fees paid for such services;

w) may retain at Company expense independent counsel, auditors or other advisors and experts of its choosing; and

x) may conduct at Company expense any investigation deemed appropriate, with full access to all Company books, records, facilities, personnel and outside advisors; and shall approve all related party transactions (as such terms is defined in the SEC’s rules and regulations) of the Company.

HUTCHINSON TECHNOLOGY INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
January 25, 2006
10:00 A.M. (Central Time)
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350

Hutchinson Technology Incorporated	proxy
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 25, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Jeffrey W. Green, Wayne M. Fortun, and W. Thomas Brunberg, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(Continued on other side)

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 24, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/htch/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 24, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Hutchinson Technology Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with an officer of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or via Internet, you may change your vote by calling the toll-free number again and following the instructions or signing on to the website and following the prompts. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person at that time if you do desire.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 W. Thomas Brunberg	05 Russell Huffer	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02 Archibald Cox, Jr.	06 R. Frederick McCoy, Jr.
	03 Wayne M. Fortun	07 William T. Monahan
	04 Jeffrey W. Green	08 Richard B. Solum

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the 2006 fiscal year.	☐ For	☐ Against	☐ Abstain

3.	ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.